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                                                                    EXHIBIT 10.1

            MEMORANDUM OF TRANSACTIONS AND RECEIPT FOR STOCK PAYMENTS

This Memorandum of Transactions and Receipt for Stock Payments is entered into by and between Gerald R. Newman ("Newman"), an individual, and American IDC Corp., a Florida corporation ("ACNI"),

Whereas, certain services were provided by Newman to ACNI and certain assets were sold by Newman to ACNI, and

Whereas, certain stock certificates were delivered by ACNI to Newman and delivery of an additional stock certificate is now available for delivery to Newman,

Now therefore, for valuable consideration, the receipt of which is hereby acknowledged, Newman and ACNI hereby agree as follows:

1. ACNI has delivered and Newman has received the sum of five hundred thousand (500,000) ACNI common S8 shares. The shares were for compensation to Newman for assistance with strategic consulting and business advisory services for the period of April 2002 through May 2003.

2. ACNI has delivered and Newman has received the sum of three hundred thousand (300,000) ACNI common shares restricted for one year under Rule 144. In addition, Newman has been advised by ACNI that an additional one million two hundred thousand (1,200,000) ACNI common shares restricted for one year under Rule 144 are now available for delivery to Newman upon receipt of this memorandum.


    a. The total one million five hundred thousand (1,500,000) restricted ACNI shares referred to in paragraph 2., above, are acknowledged by Newman in consideration for all of the following: (1) the cancellation of that certain Agreement to Reorganize American IDC Corp. executed December 23, 2002 between ACNI, Newman, Match Ranger, et. al, (2) the asset sale by Newman to ACNI of the website domain www.MyCoffeeDate.com including all intellectual property, web site copy, business plan and related property that was created or owned by Newman (web site graphics and other intellectual property created by Robert Schumacher and are not included in this memorandum), (3) all web site domains owned by Newman that relate to online dating and contain the component "match", e.g., MatchJewishSingles, MatchBlackSingles, MatchChristianSingles,etc., and (4) the web site domain owned by Newman entitled www.SinglesZoo.com.



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This Memorandum of Transactions And Receipt for Stock Payments entered this 23"'
day of June 2003 In the City of Beverly Hills, State of California by:


"Newman"

/s/ Gerald R. Newman

Gerald R. Newman, an Individual
Robertson Blvd., Suite 313
Beverly Hills, California 90211

"BTLY"
/s/ Gordon Lee
Gordon Lee,
President American
IDC Corp.
11301 Olympic Blvd., Suite 680
Los Angeles, California 94464